Exhibit 99.1

FOR IMMEDIATE RELEASE
May 4, 2026

FOR ADDITIONAL INFORMATION PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229.

PIKEVILLE, KENTUCKY:

COMMUNITY TRUST BANCORP, INC. ANNOUNCES PLANNED RETIREMENT OF BANK PRESIDENT

On April 29, 2026, Richard W. Newsom, Executive Vice President of Community Trust Bancorp, Inc. (the “Company”), notified the Company of his planned retirement effective as of February 5, 2027.

Mr. Newsom currently serves and will continue to serve as Executive Vice President of the Company and President of Community Trust Bank, Inc., the Company’s wholly owned bank subsidiary, until his planned retirement on February 5, 2027.

Community Trust Bancorp, Inc., with assets of $6.7 billion, is headquartered in Pikeville, Kentucky and has 69 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.